YARRAMAN WINERY, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
June 30, 2008
(Unaudited)

ASSETS
Current Assets
Cash and cash equivalents	$(39,452)
Accounts receivable, net	723,530
Inventory	5,570,381
Other receivables	195,673
Other assets	246,732
Total Current Assets	6,696,864

Property, plant and equipment, net	4,458,798

Intangible asset	332,680

$11,488,343

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts payable and accrued expenses	$1,618,133
Capital leases, current portion	103,765
Due to related party	0
Total Current Liabilities	1,721,898

Long Term Liabilities:
Capital leases, net of current portion	78,292
Loans payable - related party	2,267,185
Long-term debt	5,511,308
Total Long Term Liabilities	7,856,785

Total Liabilities	9,578,683

Stockholder's Equity (Deficit):
Common stock, $.001 par value, 90,000,000 shares authorized 38,000,000 shares and 25,000,000 shares issued and outstanding	38,000
Additional paid in capital	10,484,929
Subscription receivable	(88,000)
Other comprehensive income	(177,702)
Accumulated deficit	(8,347,566)
Total Stockholder's Equity (Deficit)	1,909,660

$11,488,343

YARRAMAN WINERY, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended	For the Year Ended
	June 30, 2008	June 30, 2008
	(Unaudited)	(Unaudited)
Sales, net	$733,920	$2,804,614
Cost of sales	369,941	1,789,768
Gross profit (loss)	363,979	1,014,846

Selling, general and administrative expenses	237,670	1,691,394
Total operating expenses	237,670	1,691,394

Income (Loss) from operations	126,309	(676,548)

Other (Income) Expense
Interest income	(781)	(1,748)
Interest expense	220,623	932,604
Other (income) expenses net	86,793	108,685
Gain on sale of fixed asset	(106)	(6,076)
Transaction gain (loss) on foreign currency	559	(30,809)
Total Other (Income) Expense	307,088	1,002,656

Loss before income taxes	(180,779)	(1,679,204)

Provision for income taxes	-	-

Net loss	(180,779)	(1,679,204)

Other comprehensive income (loss)
Foreign currency translation	(383,809)	(188,679)

Comprehensive Loss	$(564,589)	$(1,867,883)

Net loss per share:
Basic & diluted	$(0.02)	$(0.07)

Weighted average number of shares outstanding:
Basic & diluted	29,333,333	26,312,500

Weighted average of dilutive securities has not been calculated since the effect of dilutive securities is anti-dilutive

YARRAMAN WINERY, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Three Months Ended	For The Year Ended
	June 30, 2008	June 30, 2008
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(180,781)	$(1,679,204)
Adjustments to reconcile net loss to net cash used in operating activities:
Shares issued for services	432,000	432,000
Depreciation	90,737	358,521
Salary forgiven for stock payment	17,000	17,000
Amortization of discount on debt	48,317	208,128
(Increase) / decrease in assets:
Accounts receivables	(122,637)	52,188
Inventory	(389,323)	(1,496,325)
Other receivables	(22,484)	(109,742)
Other assets	(97,680)	(26,389)
Increase in liabilities:
Accounts payable and accrued expenses	8,952	418,564
Total Adjustments	(35,119)	(146,056)

Net cash used in operations	(215,901)	(1,825,260)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(921)	(20,500)
Acquisition of intangible	(14,423)	(14,423)
Net cash provided by (used in) investing activities	(15,344)	(34,923)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	2,117	53,586
Proceeds from payment on subscription receivable	(16,500)	-
Capital lease payments	(96,794)	(118,918)
Receivable from related parties	64,136	-
Loans payable - related party	301,441	1,271,469
Net cash provided by (used in) financing activities	254,400	1,206,138

Effect of exchange rate changes on cash and cash equivalents	(80,572)	464,520

Net decrease in cash and cash equivalents	(57,417)	(189,525)

Cash and cash equivalents, beginning balance	17,964	150,072

Cash and cash equivalents, ending balance	$(39,453)	$(39,453)

SUPPLEMENTAL DISCLOSURES:
Cash paid for:
Income tax payments	$	$-
Interest payments	$36,030	$412,361
Non-cash financing and investing activities
Purchase of equipment under capital leases	$	$-
Discount on debt	$48,317	$208,128